Exhibit 99.1

ANADIGICS ANNOUNCES FIRST QUARTER 2013 RESULTS

Net Sales of $26.4 Million
GAAP EPS ($0.26); Non-GAAP EPS ($0.20)

WARREN, N.J., April 29, 2013—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported first quarter 2013 net sales of $26.4 million, a decrease of 13.4% sequentially and 7.2% from the first quarter of 2012. Net sales for the first quarter 2013 included $4.8 million for WiFi products, a sequential increase of $3.7 million.

As of March 30, 2013, cash, cash equivalents and short and long-term marketable securities totaled $50.9 million.

GAAP net loss for the first quarter of 2013 was $19.0 million, or ($0.26) per diluted share compared to $15.8 million, or ($0.23) in the first quarter of 2012. Non-GAAP net loss for the first quarter of 2013 was $14.8 million, or ($0.20) per share compared to $14.9 million, or ($0.21) in the first quarter of 2012.

“We believe that the aggressive ramp of our WiFi products to meet accelerating customer demand, coupled with design win momentum of our new Cellular and Infrastructure products, should drive higher factory utilization and significantly improve our financial performance,” said Ron Michels, Chairman, President and CEO of ANADIGICS.

“During the first quarter, we repositioned the Company to grow revenues with an improved cost structure” said Terry Gallagher, vice president and CFO. “In commenting on the second quarter, we are seeing strong bookings to date, driven by design wins of our cellular and WiFi products.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 33872071 (available until May 6, 2013).

Recent Highlights

March 22 - ANADIGICS, Inc. Announces the Appointment of Ron Michels as Chairman
March 20 - ANADIGICS Expands Surface Mount Line Amplifier Family
March 14 - ANADIGICS Prices Underwritten Public Offering of Common Stock
February 27 - ANADIGICS Expands Dual-Band ProEficient-Plus Power Amplifier Family
February 26 - ANADIGICS FEIC Powers 802.11ac Router
February 25 - ANADIGICS’ ProEficient Solution Powers Samsung Galaxy Music Duos and Chat
February 21 - ANADIGICS Extends Frequency Band Coverage of its Small-Cell Power Amplifier Family

About ANADIGICS, Inc.

ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company's award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended
	March 30, 2013	March 31, 2012	December 31, 2012
	Unaudited	Unaudited	Unaudited

Net sales	$26,380	$28,426	$30,476
Cost of sales	27,101	26,747	31,017
Gross (loss) profit	(721)	1,679	(541)
Research and development expenses	10,280	11,614	10,145
Selling and administrative expenses	6,242	6,855	5,516
Restructuring charges	1,915	494	-
Operating loss	(19,158)	(17,284)	(16,202)
Interest income	93	150	117
Other income, net	46	1,314	24
Net loss	$(19,019)	$(15,820)	$(16,061)

Net loss per share
Basic and diluted	$(0.26)	$(0.23)	$(0.23)

Basic and dilutive shares outstanding	73,158	69,669	71,324

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(19,019)	$(15,820)	$(16,061)
Stock compensation expense (excluding Restructuring charges)
Cost of sales	179	217	151
Research and development	345	412	253
Selling and administrative	1,048	1,097	613
Cost of sales charge (1)	730	-	1,145
Marketable securities redemptions and accretion (2)	(27)	(1,306)	(28)
Restructuring charges (3)	1,915	494	-
Non-GAAP net (loss) income	$(14,829)	$(14,906)	$(13,927)

Non-GAAP loss per share (*)
Basic and diluted	$(0.20)	$(0.21)	$(0.20)

(*) Calculated using related GAAP shares outstanding

(1) Cost of sales charge for the three months ended March 30, 2013 included charges for repair and product scrap from accelerated production ramp. Cost of sales charge for the three months ended December 31, 2012 included charges for product scrap and replacement costs following an equipment change.
(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.
(3) Restructuring charges for the three months ended March 30, 2013 included non-cash stock compensation of ($71).
Restructuring charges for the three months ended March 31, 2012 included non-cash stock compensation of $49.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 30, 2013	12/31/2012 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$35,082	$24,949
Marketable securities	8,906	17,750
Accounts receivable	12,679	12,233
Inventory	20,313	18,840
Prepaid expenses and other current assets	4,419	3,031
Total current assets	81,399	76,803

Marketable securities	6,939	8,811
Plant and equipment, net	38,733	41,048
Other assets	219	219
	$127,290	$126,881

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$11,323	$14,099
Accrued liabilities	5,260	4,345
Accrued restructuring costs	778	395
Total current liabilities	17,361	18,839

Other long-term liabilities	1,914	2,017

Stockholders’ equity	108,015	106,025
	$127,290	$126,881

(*) The condensed balance sheet at December 31, 2012 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.